                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                            AMERICA'S CAR-MART, INC.
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. [ ]

(1)  Amount Previously Paid:
                             ------------------------------------

(2)  Form, Schedule or Registration Statement No.:
                                                  ------------------------------

(3)  Filing Party:
                   -----------------------------------

(4)  Date Filed: :
                   -----------------------------------

                            AMERICA'S CAR-MART, INC.
                   1501 SOUTHEAST WALTON BOULEVARD, SUITE 213
                           BENTONVILLE, ARKANSAS 72712

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                               SEPTEMBER 25, 2002





To the Holders of Common Stock of
America's Car-Mart, Inc.



Notice is hereby given that the Annual Meeting of Stockholders of America's Car-Mart, Inc., a Texas corporation (the "Company"), will be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Wednesday, September 25, 2002, at 10:00 a.m., local time, for the following purposes:

         (1) To elect six directors to serve for a term of one year and until their successors have been elected and qualified; and

         (2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on August 16, 2002, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.


                                     By Order of the Board of Directors.



                                     Tilman J. Falgout, III
                                     Chief Executive Officer and General Counsel

August 19, 2002



YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                            AMERICA'S CAR-MART, INC.
                   1501 SOUTHEAST WALTON BOULEVARD, SUITE 213
                           BENTONVILLE, ARKANSAS 72712

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 2002

                                   ----------

                                 PROXY STATEMENT

                                   ----------



                             SOLICITATION OF PROXIES

         This Proxy Statement, which is first being mailed to stockholders on or about August 23, 2002, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of America's Car-Mart, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Wednesday, September 25, 2002, at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 1501 Southeast Walton Boulevard, Suite 213, Bentonville, Arkansas 72712 and the Company's telephone number at such address is (479) 464-9944.

         The total cost of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

         Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 1501 Southeast Walton Boulevard, Suite 213, Bentonville, Arkansas 72712, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

         Only stockholders of record at the close of business on August 16, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of common stock of the Company issued and outstanding on such record date is entitled to one vote. As of August 16, 2002, the Company had outstanding 7,027,544 shares of common stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

         The following table sets forth certain information as of July 31, 2002, with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent of the Company's outstanding common stock, (ii) each director of the Company and each director nominee, (iii) each of the executive officers of the Company, and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares owned by him or her.

                                                                Number of Shares                       Percent
          Name                                                Beneficially Owned                      of Class
          ----                                                ------------------                      --------
          Edward R. McMurphy                                        1,031,540(1)                         13.5%

          Robert J. Kehl                                              976,667(2)                         13.9%

          Tilman J. Falgout, III                                      785,500(3)                         10.7%

          Bennie M. Bray                                              302,500(4)                          4.3%

          Mark D. Slusser                                             187,100(5)                          2.6%

          John David Simmons                                           50,119(6)                            *

          Nan R. Smith                                                 71,566(7)                          1.0%

          William H. Henderson+                                        64,678(8)                            *

          Eddie L. Hight                                               39,783(9)                            *

          Carl Baggett+                                                     0                              --

          All Directors and Executive
            Officers as a Group (10 persons)                        3,509,453(10)                        42.6%

----------

*   Less than 1%.
+   Nominee for director.

(1) Includes 625,000 shares subject to presently exercisable stock options. Mr. McMurphy's address is 4040 N. MacArthur Blvd., Suite 100, Irving, Texas 75038.

(2) Includes 478,333 shares held by Mr. Kehl's wife and 20,000 shares subject to presently exercisable stock options. Mr. Kehl's address is Third St., Ice Harbor, Dubuque, Iowa 52004.

(3) Includes 290,000 shares subject to presently exercisable stock options and 400,000 shares held in a corporation controlled by Mr. Falgout. Mr. Falgout's address is 4040 N. MacArthur Blvd., Suite 100, Irving, Texas 75038.

(4) Includes 300,000 shares held in a trust of which Mr. Bray is the beneficiary and 2,500 shares subject to presently exercisable stock options.

(5)    Includes 165,000 shares subject to presently exercisable stock options.

(6)    Includes 37,500 shares subject to presently exercisable stock options.

(7) Includes 23,750 shares subject to presently exercisable stock options and 500 shares held by Ms. Smith's husband.

(8)    Includes 21,500 shares subject to presently exercisable stock options.

(9)    Includes 13,250 shares subject to presently exercisable stock options.

(10)   Includes 1,198,500 shares subject to presently exercisable stock options.


         See "Equity Compensation Plan Information" elsewhere herein for certain information regarding common stock reserved for issuance under the Company's stock option plans.

                                 AGENDA ITEM ONE

                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, the Board of Directors has set the number of directors for the ensuing year at six, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         The following persons have been nominated for election to the Board of Directors.

         TILMAN J. FALGOUT, III, age 53, has served as Chief Executive Officer of the Company since May 2002 and as General Counsel of the Company since March 1995. Mr. Falgout also served as Executive Vice President of the Company from March 1995 to May 2002. Mr. Falgout has served as a director of the Company since September 1992. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas.

         ROBERT J. KEHL, age 67, has been an entrepreneur for the past 35 years, starting, developing and operating businesses primarily in the riverboat construction, gaming, riverboat touring and restaurant industries. From 1993 to 2000, Mr. Kehl was President of Kehl River Boats, Inc., a riverboat construction firm. Since 2000, Mr. Kehl has been managing his personal investments. Mr. Kehl has been a director of the Company since September 1994.

         JOHN DAVID SIMMONS, age 66, has served as a director of the Company since August 1986. Since 1970, he has been President of Simmons & Associates LLC, a real estate development company, and Management Resources LLC, a management consulting firm.

         NAN R. SMITH, age 62, has served as Vice Chairman of the Board of the Company since May 2002 and as a director since January 2002. From 1999 until May 2002, Ms. Smith served as President of America's Car-Mart, Inc. ("Car-Mart"), a subsidiary of the Company. From 1981 to January 1999, Ms. Smith was Chief Operating Officer of Car-Mart.

         WILLIAM H. HENDERSON, age 39, has served as President of the Company since May 2002. From January 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of Car-Mart. From 1987 through 1998, Mr. Henderson held a number of positions at Car-Mart including Store Manager and Regional Manager.

         CARL E. BAGGETT, age 68, has served as Chairman of the Board of Directors of Arvest Bank in Rogers, Arkansas since 2000. From 1975 until 2000, Mr. Baggett was President and Chief Executive Officer of First National Bank, Rogers, Arkansas.

                     COMMITTEES OF THE BOARD AND ATTENDANCE

         The Board of Directors of the Company presently has a standing Audit Committee and a standing Compensation and Stock Option Committee (the "Compensation Committee"). The Company does not have a Directors Nominating Committee, such function being reserved to the entire Board of Directors.

         The Audit Committee is currently composed of Messrs. Simmons, Kehl and Bray, each of whom is an "independent director" as such term is defined by the NASD's listing standards. Pursuant to the Audit Committee Charter adopted by the Company's Board of Directors, the Audit Committee is authorized to nominate the Company's independent auditors and to review with the independent auditors the scope and results of the audit engagement. The Audit Committee held one meeting during the last fiscal year and the Chairman of the Audit Committee met with the Company's independent auditors on two other occasions.

         The Compensation Committee is currently composed of Messrs. Bray, McMurphy and Simmons. This Committee, which did not meet in person, but acted once by unanimous written consent, during the Company's last fiscal year, recommends compensation levels for executive officers of the Company, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer the 1997 Stock Option Plan and the Company's other stock option plans.

         During the Company's last fiscal year, the Board of Directors held five meetings and took action three times by unanimous written consent. With the exception of Mr. Bray, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he or she served.

                            REPORT OF AUDIT COMMITTEE

         In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended April 30, 2002, the Audit Committee met one time and discussed internal control, accounting, auditing and financial reporting practices of the Company, with the Company's Chief Financial Officer and the independent auditors and accountants for the Company, Grant Thornton LLP. In addition, the Chairman of the Audit Committee met with the Company's Chief Financial Officer and independent auditors and accountants on two other occasions. In discharging its oversight responsibility as to the audit process, each member of the Audit Committee has reviewed the Company's audited financial statements as of and for the year ended April 30, 2002 and the Audit Committee held two meetings with management and Grant Thornton LLP to discuss the audited financial statements prior to filing the Company's Annual Report on Form 10-K. In connection with its Annual Meeting of Shareholders, the Audit Committee will meet with Grant Thornton LLP to discuss the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU
Section 380) with respect to those statements.

         The Audit Committee has received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP its independence in connection with its audit of the Company's financial statements for the year ended April 30, 2002. The Audit Committee has also considered whether Grant Thornton LLP's provision of non-audit services to the Company is compatible with maintaining such firm's independence. See "Independent Public Accountants." Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2002.

                                                     Respectfully submitted,

                                                     John David Simmons
                                                     Robert J. Kehl
                                                     Bennie M. Bray

         The information in the foregoing Report of the Audit Committee shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates these paragraphs by reference into such filing.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended April 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except as follows: Ms. Smith, Mr. Bray, Mr. Henderson and Mr. Hight each inadvertently failed to timely file a Form 3; Mr. Simmons inadvertently failed to timely file one Form 4; and Ms. Smith inadvertently failed to timely file a Form 5.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company to or on behalf of the Company's named executive officers for the years ended April 30, 2002, 2001 and 2000:


                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term       All Other
                                             Annual Compensation           Compensation  Compensation(1)
                                      ----------------------------------   ------------  ---------------
          Name and           Fiscal                         Other Annual      Stock
     Principal Position       Year     Salary     Bonus     Compensation     Options
--------------------------   ------   --------   --------   ------------   ------------   ------------
Edward R. McMurphy             2002   $352,083   $ 84,000             --             --   $    213,967(2)
  Chairman of the Board,       2001    350,000    286,639             --             --         13,967
  formerly President and       2000    350,000    650,000             --             --         12,967
  Chief Executive Officer

Tilman J. Falgout, III         2002   $277,083   $ 84,000             --             --   $     10,091
  Chief Executive Officer      2001    275,000    165,368             --             --          9,747
  and General Counsel          2000    275,000    375,000             --             --          8,862


Mark D. Slusser                2002   $177,083   $     --             --             --   $      7,675
  Chief Financial Officer,     2001    175,000    121,270             --             --          7,675
  Vice President Finance       2000    175,000    275,000             --             --          7,234
  and Secretary

----------

(1) These amounts include contributions to the Company's 401(k) Plan and certain insurance premiums as follows:



                                                                 Disability      401(k)
                                                                  Insurance        Plan
                                                                 ----------      ------
                        Edward R. McMurphy
                                                       2002           $8,717      $5,250
                                                       2001            8,717       5,250
                                                       2000            8,717       4,250

                        Tilman J. Falgout, III         2002           $4,841      $5,250
                                                       2001            4,841       4,906
                                                       2000            4,841       4,021

                        Mark D. Slusser                2002           $2,206      $5,469
                                                       2001            2,206       5,469
                                                       2000            2,206       5,028

----------

(2) Includes severance payments in the amount of $200,000.

SEVERANCE AGREEMENTS

         In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements, as amended, provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans. As a result of the Company's decision to sell all of its subsidiaries and investments except for its America's Car-Mart, Inc. subsidiary, and relocate its corporate headquarters to Bentonville, Arkansas, a triggering event has occurred under the severance agreements. Accordingly, previously unvested options to purchase an aggregate of 140,000 shares of the Company's common stock have vested, and each such officer is entitled to the compensation specified in the severance agreements. The severance agreements, as amended, provide for a payment of one-half of the severance amount no later than May 15, 2002 with the balance due on the earlier of (i) termination of employment with the Company, or (ii) April 30, 2004. During the fiscal year ended April 30, 2002, Mr. McMurphy was paid $200,000 pursuant to his severance agreement.

STOCK OPTION PLAN

         In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan which was subsequently approved by the stockholders at the 1997 Annual Meeting (the "1997 Plan"). During the fiscal year ended April 30, 2002, no options were granted under the 1997 Plan to the named executive officers of the Company.

         The following table provides certain information concerning each exercise of stock options under the Company's stock option plans during the fiscal year ended April 30, 2002 by the Company's executive officers, and the fiscal year-end value of unexercised options held by such persons under the Company's stock option plans:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                Number of
                                                            Unexercised Options     Value of Unexercised
                              Shares                        at Fiscal Year-End        Options at Fiscal
                            Acquired on         Value          Exercisable/         Year-End Exercisable/
       Name                  Exercise        Realized(1)      Unexercisable            Unexercisable(2)
----------------------      -----------      -----------    -------------------     ----------------------
Edward R. McMurphy                   --      $        --         675,000 / 0           $6,588,750 / 0

Tilman J. Falgout, III               --               --         342,500 / 0            3,176,688 / 0

Mark D. Slusser                      --               --         180,000 / 0            1,613,875 / 0

----------

(1) Calculated as the amount by which the aggregate fair market value of the optioned shares exceeds the aggregate exercise price on the date of exercise.

(2) The market value of the Company's common stock on April 30, 2002 was $13.40 per share, and options to purchase 1,197,500 shares held by the above officers were in-the-money. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

EQUITY COMPENSATION PLAN INFORMATION

         The following table summarizes information as of April 30, 2002 regarding the Company's common stock reserved for issuance under the Company's 1997 Stock Option Plan and two other plans that have expired but still contain outstanding stock options. The Company's stock option plans are its only equity compensation plans and all of the plans have been approved by the shareholders of the Company.

                                                                                              Number of Securities
                                                                                             Remaining Available for
                                                                     Weighted-Average         Future Issuance Under
                                        Number of Securities to       Exercise Price         the Stock Option Plans
                                        be Issued Upon Exercise       of Outstanding          (Excluding Securities
                                         of Outstanding Options           Options            Reflected in Column (a)
           Plan Category                          (a)                       (b)                        (c)
------------------------------------    -------------------------    ------------------      -----------------------

Equity Compensation Plans Approved             1,361,680                   $4.23                     138,320
    by Security Holders

DIRECTOR COMPENSATION

         The Company has adopted a new director compensation program, effective January 15, 2002, pursuant to which the Company will no longer pay a retainer for service on the Board, and each non-employee director will receive a $1,000 annual retainer for each Committee on which such director serves, and $1,500 per Board meeting attended in person. Directors who are also employees of the Company do not receive separate compensation for their services as a director. Pursuant to the 1997 Plan, on the first business day of July in each year, each then serving non-employee director of the Company is automatically granted an option to purchase 2,500 shares of common stock, at an exercise price equal to the fair market value of such stock as of the close of business on the date of grant. Options granted under the 1997 Plan are exercisable for a period of up to ten years. In the event that a director ceases to be a director of the Company for any reason, options granted to the director will generally expire upon the earlier to occur of (1) the tenth anniversary of the date of grant of the option, or (2) ninety days following the date on which such director ceased to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended April 30, 2002, Edward R. McMurphy, Chairman of the Board, formerly President and Chief Executive Officer of the Company (until May 2002), served as a member of the Compensation and Stock Option Committee of the Board of Directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company recommends compensation levels for the executive officers of the Company, including the Chief Executive Officer, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer the 1997 Stock Option Plan and the Company's other option plans. The Compensation Committee did not meet during fiscal 2002, but took action once by unanimous written consent. During fiscal 2002 the Company had three executive officers, Edward R. McMurphy, Chairman of the Board, President and Chief Executive Officer; Tilman J. Falgout, III, Executive Vice President and General Counsel; and Mark D. Slusser, Chief Financial Officer, Vice President Finance and Secretary.

         The Compensation Committee met in January 1999 to discuss executive compensation. Upon recommendation from the Compensation Committee, the Board of Directors adopted a compensation package for the Company's executive officers that was intended to remain in effect for a five-year period (unless modified by the Board of Directors or the Committee). As a result of such meeting, effective February 1, 1999, Mr. McMurphy's annual salary was set at $350,000 by the Compensation Committee. In addition, beginning in April 2002, Mr. McMurphy receives an annual salary of $25,000 from a subsidiary of the Company. In determining such salary, the Compensation Committee considered Mr. McMurphy's then recent performance in identifying and completing various acquisitions by the Company and his contribution to the overall performance of the Company in the last fiscal year, as well as his contribution to the Company's growth.

         The Compensation Committee considers from time to time the payment of bonuses to the executive officers in light of the performance of the Company and the effort made by the executive officers to promote the Company's businesses. Also in January 1999, the Board of Directors, upon recommendation of the Compensation Committee, approved and adopted a bonus program whereby in each fiscal year beginning with the fiscal year commencing May 1, 1998, a bonus equal to five percent of the Company's consolidated pre-tax income (before the bonus computation) would be earned collectively by the Company's executive officers. For purposes of the calculation, pre-tax income shall (i) exclude earnings or losses attributable to subsidiary minority shareholders, (ii) convert equity in earnings or loss of unconsolidated subsidiaries/investments to a pre-tax amount,
(iii) to the extent there is a pre-tax loss in a particular fiscal year, such loss shall be carried forward to offset pre-tax income in subsequent fiscal years, and (iv) be otherwise calculated in accordance with generally accepted accounting principles. Pursuant to this bonus program, for the fiscal year ended April 30, 2002, no bonuses were paid to the executive officers of the Company. Further, this bonus program was terminated effective May 1, 2002. Separately, the Committee authorized a discretionary bonus of $84,000 to each of Mr. McMurphy and Mr. Falgout.

         In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements, as amended, provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans. As a result of the Company's decision to sell all its subsidiaries and investments except for its America's Car-Mart, Inc. subsidiary, and relocate its corporate headquarters to Bentonville, Arkansas, a triggering event has occurred under the severance agreements. Accordingly, previously unvested options to purchase an aggregate of 140,000 shares of the Company's common stock have vested, and each such officer is entitled to the compensation specified in the severance agreements. Pursuant to Mr. McMurphy's severance agreement, he received a severance payment of $200,000 during the fiscal year ended April 30, 2002.

         The Compensation Committee takes action from time to time, based upon guidelines and recommendations provided by the Board of Directors, to provide additional incentive compensation to the executive officers and other employees through the award of stock options under the Company's existing stock option plan. During the year ended April 30, 2002, no stock options were granted to the named executive officers.

         The Company's future compensation policies will be developed in light of the Company's financial position and results of operations and with the goal of rewarding members of management for their contributions to the Company's success.


        JOHN DAVID SIMMONS          BENNIE M. BRAY         EDWARD R. MCMURPHY

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the fiscal year end percentage change in the cumulative total stockholder return on the Company's common stock against (i) the cumulative total return of the Nasdaq Market Index (U.S. companies), and (ii) the MG Group Index 744 - Auto Dealerships ("Automobile Index"), for the period of five fiscal years commencing on May 1, 1997 and ending on April 30, 2002. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on May 1, 1997.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR AMERICA'S CAR-MART, INC.






                                     [GRAPH]


                                             4/30/97     4/30/98     4/30/99     4/28/00      4/30/01     4/30/02
                                             -------     -------     -------     -------      -------     -------
America's Car-Mart, Inc.                      100.0       200.0       270.6       247.1        185.8       630.6

Automobile Index                              100.0        92.6        88.3        58.5         70.7       126.7

Nasdaq Market Index (U.S. Companies)          100.0       148.5       196.1       304.8        170.2       136.7

         The dollar value at April 30, 2002 of $100 invested in the Company's common stock on May 1, 1997 was $630.59, compared to $126.69 for the Automobile Index described above and $136.74 for the Nasdaq Market Index (U.S. Companies).

                              CERTAIN TRANSACTIONS

         For the fiscal year ended April 30, 2002, the Company paid Dynamic Enterprises, Inc. ("Dynamic") approximately $225,000 for the lease of six dealership locations. Nan R. Smith, a director of the Company, is also an officer of Dynamic.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP served as the Company's independent auditors for the fiscal year ended April 30, 2002. The Company has not as yet executed an engagement letter with respect to the audit of the Company's financial statements for the fiscal year ending April 30, 2003, but expects to do so in due course.

         A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which stockholders might have. The Company knows of no direct or indirect material financial interest or relationship that members of this firm have with the Company.

       AUDIT FEES. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended April 30, 2002 and the reviews of the financial statements included in the Company's Form 10-Q's for that year were $149,450.

       FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended April 30, 2002, Grant Thornton LLP did not perform any services for the Company with regard to financial information systems design and implementation.

       ALL OTHER FEES. The aggregate fees for non-audit services provided by Grant Thornton LLP during the fiscal year ended April 30, 2002 were $41,490.

         The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP to the Company is compatible with maintaining such firm's independence. See also "Report of Audit Committee."

                               REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2002, as filed with the Securities and Exchange Commission, is available to stockholders who make written request therefor to the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 1501 Southeast Walton Boulevard, Suite 213, Bentonville, Arkansas 72712. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                              STOCKHOLDER PROPOSALS

         Any proposal to be presented at the 2003 Annual Meeting of Stockholders must be received at the principal executive offices of the Company not later than July 1, 2003, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In connection with next year's Annual Meeting, if the Company does not receive notice of a matter or proposal to be considered by July 5, 2003, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.


                                     By Order of the Board of Directors.




                                     Tilman J. Falgout, III
                                     Chief Executive Officer and General Counsel

August 19, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                            AMERICA'S CAR-MART, INC.

         The undersigned stockholder(s) of America's Car-Mart, Inc., a Texas corporation (the "Company"), hereby appoints Tilman J. Falgout, III and Mark D. Slusser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of America's Car-Mart, Inc. to be held on Wednesday, September 25, 2002 at 10:00 a.m. local time at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         (1) To elect six directors for a term of one year and until their successors are elected and qualified:

                  [ ] FOR all nominees listed below (except as indicated to the contrary below)

                  [ ] AGAINST AUTHORITY to vote for all nominees

                         Tilman J. Falgout, III        Nan R. Smith
                         John David Simmons            William H. Henderson
                         Robert J. Kehl                Carl E. Baggett

         If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

--------------------------------------------------------------------------------

         (2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposal 1 and as the proxies deem advisable on such other matters as may come before the meeting.

                                                Date:
                                                     ---------------------------


                                                --------------------------------
                                                             Signature


                                                --------------------------------
                                                             Signature

                                                (This Proxy should be marked,
                                                dated, and signed by the
                                                stockholder(s) exactly as his or
                                                her name appears hereon, and
                                                returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary capacity
                                                should so indicate. If shares
                                                are held by joint tenants or as
                                                community property, both should
                                                sign.)